Exhibit 5.2

UBS AG Bahnhofstrasse 45 CH-8098 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich T +41 43 222 10 00 F +41 43 222 15 00

November 14, 2019

331709|10637947V6

UBS AG – Form F-4 Registration Statement for Series B ETNs in connection with an exchange offer

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to UBS AG, a corporation organized under the laws of Switzerland (the Company), in connection with the registration under the U.S. Securities Act of 1933 (the Act) of 8 Series B ETNs set forth in Column B on Schedule 1 hereto, to be issued by the Company under the Registration Statement as defined hereinafter on or after the date of this opinion (the Securities) in exchange for the 8 Series A ETNs set forth in Column A on Schedule 1 hereto (the Exchange Offer).

Capitalized terms used herein shall have the meaning attributed to them in the Registration Statement unless otherwise defined herein.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Form F-4 Registration Statement dated as of November 14, 2019 for the Securities (the Registration Statement);

(ii)	a copy of the articles of incorporation (Statuten) of the Company in their version dated April 26, 2018, certified by the Commercial Register of the Canton of Zurich on March 5, 2019 (the Articles);

(iii)	a certified excerpt from the Commercial Register of the Canton of Zurich for the Company, dated as of November 11, 2019 (the Excerpt);

(iv)	an electronic copy of the resolutions of the Group Treasurer and the Group Chief Financial Officer of the Company, dated as of November 13, 2019 (the Resolutions);

(v)	an electronic copy of organizational regulations (Organisationsreglement) of UBS, including Annex B (Key Approval Authorities) thereto, valid as of May 1, 2019 (the Organizational Regulations); and

(vi)	electronic copies of the “UBS Corporate Center Delegation of Authorities” amended as of November 27, 2018 (the Delegation).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications on the Registration Statement under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to the Registration Statement, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

For the purpose of this opinion, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, in the manner and by the individuals purported to have executed or certified, as the case may be, such documents;

(c)

except as expressly opined upon herein, all information contained in the Documents is, and all material statements (except as to Swiss law) made to us in connection with the Documents are, true and accurate;

(d)

as far as any obligation under or in connection with the Registration Statement and the Securities is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(e)

the Exchange Offer will be conducted as set out in the Registration Statement and the Securities will neither directly nor indirectly be offered or distributed in or from Switzerland or to Swiss investors having a domicile in Switzerland nor be listed on a Swiss exchange;

(f)	the Securities have been executed and delivered by any two “Authorized Officers” set out in Schedule I to the Resolutions;

(g)	the Registration Statement has been executed by any two “Authorized Officers” set out in Schedule I to the Resolutions and as required by the Act and the rules and regulations promulgated thereunder;

(h)	the Articles, the Organizational Regulations and the Delegation were in full force and effect and had not been amended as of the date of the Resolutions;

(i)	the Excerpt is correct, complete and up-to-date, and the Articles, the Organizational Regulations and the Delegation are in full force and effect and have not been amended;

(j)	the Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, and (ii) have not been rescinded or amended and are in full force and effect;

(k)	the issuance and offer of Securities do not and will not lead to a violation by the Company of applicable bank regulatory capital adequacy rules; and

(l)	except as expressly opined upon herein, all representations and warranties made by the Company in the Registration Statement are true and accurate.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.

All necessary corporate action by the Company related to the authorization of the issuance and offer of the Securities and of the execution of any documents in connection therewith was duly authorized in conformity with the Articles, the Organizational Regulations and the Delegation as a matter of Swiss law.

3.

If and when (i) the Registration Statement has become effective under the Act, (ii) the terms of the Securities and of their issuance and offer have been duly established in conformity with the indenture relating to the Securities so as not to violate Swiss law, (iii) the terms, issuance and offer of the Securities have been approved by any two “Authorized Officers” set out in Schedule I to the Resolutions and (iv) the Securities have been duly executed and duly authenticated in accordance with such indenture and issued and offer as contemplated in the Registration Statement, and assuming the validity of the Securities under the laws of the State of New York by which they are assumed to be governed, the payment obligations expressed to be assumed by the Company under the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and principles of general applicability relating to or affecting creditors’ rights and to general principles of equity (including the principle of good faith) under Swiss law and Swiss public policy.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)

Rights or claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counter-claim, non-performance, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by the Company if a court considers any act of the indemnified person as willful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(c)

The Registration Statement and certain other exhibits to the Registration Statement provide for the obligation of the Company to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may – if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes – violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(d)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

(e)

Further, we express no opinion as to banking or insurance regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter. Also, we express no opinion as to tax matters.

*    *    *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in each prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as special counsel to the Company, and may be relied upon by the Company in connection with the filing of the registration of the Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

Sincerely yours,

/s/ HOMBURGER AG

Schedule 1

Column A Title of Series A ETNs	Column B Title of Series B ETNs

ETRACS Alerian MLP Index ETN due July 18, 2042 (CUSIP No. 90267B682)	ETRACS Alerian MLP Index ETN Series B due July 18, 2042 (CUSIP No. 90274D374)

2xLeveraged Long ETRACS Linked to the Wells Fargo Business Development Company Index ETN due May 24, 2041 (CUSIP No. 90267B765)	2xLeverged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041 (CUSIP No. 90274D424)

ETRACS Linked to the Wells Fargo Business Development Company Index ETN due April 26, 2041 (CUSIP No. 902641588)	ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041 (CUSIP No. 90274D416)

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043 (CUSIP No. 90270L842)	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043 (CUSIP No. 90269A468)

ETRACS Linked to the Bloomberg Commodity Index Total Return ETN due October 31, 2039 (CUSIP No. 902641679)	ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039 (CUSIP No. 90269A450)

ETRACS Linked to the Alerian MLP Infrastructure Index ETN due April 2, 2040 (CUSIP No. 902641646)	ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040 (CUSIP No. 90274D382)

ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042 (CUSIP No. 90269A302)	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042 (CUSIP No. 90274D432)

ETRACS Linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN due 2038 (CUSIP No. 902641778)	ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038 (CUSIP No. 90274D390)